As filed with the Securities and Exchange Commission on May 4, 2007

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

Under

The Securities Act of 1933

MARKEL CORPORATION

(Exact name of registrant as specified in charter)

Virginia	54-1959284
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

4521 Highwoods Parkway, Glen Allen, Virginia 23060-6148

(804) 747-0136

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

D. Michael Jones

Senior Vice President, General Counsel and Secretary

Markel Corporation

4521 Highwoods Parkway, Glen Allen, Virginia 23060-6148

(804) 747-0136

(Name, address, including zip code, and telephone number,

including area code, of agent for service)

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.   ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.   ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.   ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.   ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price per Unit (1)	Proposed Maximum Aggregate Offering Price (1)	Amount of Registration Fee
Common Shares	11,790 shares	$459.56	$5,418,212	$167

(1)	Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457 under the Securities Act. Based on the average of the high and low prices for the registrant’s common shares on the New York Stock Exchange on April 30, 2007.

PROSPECTUS

Markel Corporation

11,790 Common Shares

This prospectus relates to the resale of up to 11,790 of our common shares by the selling shareholders listed in the section entitled “Selling Shareholders” in this prospectus. This prospectus may be supplemented from time to time by one or more prospectus supplements. The common shares being offered by the selling shareholders were issued on April 2, 2007 under agreements dated March 30, 2007 providing for the acquisition by us of Black/White & Associates Insurance Brokers, a California corporation, from Black/White Group and Euclid G. H. Black. We are not selling any securities under this prospectus or its supplements and will not receive any of the proceeds from the sale of shares by the selling shareholders.

The selling shareholders may sell the common shares described in this prospectus or its supplements in a number of different ways and at varying prices. We provide more information about how the selling shareholders may sell their common shares in the section entitled “Plan of Distribution” and in any supplements to this prospectus. We will not be paying any underwriting discounts or commissions in this offering.

Investing in our common shares involves risks and uncertainties that are described in the “ Risk Factors” and “Safe Harbor and Cautionary Statements” sections beginning on page 3 of this prospectus.

Our common shares are traded on the New York Stock Exchange under the symbol “MKL.” On May 1, 2007, the last reported sale price of our common shares was $461.00 per share.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is May 4, 2007.

You should rely only on the information contained in this prospectus or to which this prospectus refers you, or other offering materials filed by us with the Securities and Exchange Commission (SEC). We have not authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not, and the selling shareholders are not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus and the documents incorporated by reference is accurate only as of their respective dates. Our business, financial condition, results of operations and prospects may have changed since those dates.

SUMMARY

Issuer	Markel Corporation

Securities Offered	11,790 common shares

Use of Proceeds	The common shares are being sold on behalf of selling shareholders. Markel will not receive any proceeds of the offering.

Selling Shareholders	Black/White Group, a Nevada corporation Euclid G. H. Black

Risk Factors	You should consider carefully all the information contained or incorporated by reference in this prospectus and, in particular, you should read the sections entitled “Risk Factors” and “Safe Harbor and Cautionary Statements” before purchasing any of the common shares.

Plan of Distribution	The selling shareholders may sell the common shares described in this prospectus or its supplements in a number of different ways and at varying prices as described under “Plan of Distribution.”

MARKEL CORPORATION

We market and underwrite specialty insurance products and programs to a variety of niche markets and believe that our specialty product focus and niche market strategy enable us to develop expertise and specialized market knowledge. We seek to differentiate ourselves from competitors by reason of our expertise, service, continuity and other value-based considerations. We compete in three segments of the specialty insurance marketplace: the Excess and Surplus Lines market, the Specialty Admitted market and the London insurance market. Our financial goals are to earn consistent underwriting profits and superior investment returns to build shareholder value.

Markel Corporation is a Virginia corporation headquartered at 4521 Highwoods Parkway, Glen Allen, Virginia 23060-6148, telephone number (804) 747-0136. We use the terms “we,” “us,” “our,” and “Markel” to refer to Markel Corporation in this prospectus.

RISK FACTORS

A wide range of factors could materially affect our future prospects and performance. The matters addressed under “Safe Harbor and Cautionary Statements” in this prospectus and “Critical Accounting Estimates” and “Market Risk Disclosures” in Management’s Discussion and Analysis of Financial Condition and Results of Operations in our Annual Report on Form 10-K for the year ended December 31, 2006, which is incorporated by reference in this prospectus, describe most of the significant risks that could affect our operations and financial results. We are also subject to the risks described below.

We may experience losses from catastrophes. Because we are a property and casualty insurance company, we frequently experience losses from man-made or natural catastrophes. Catastrophes may have a material adverse effect on operations. Catastrophes include windstorms, hurricanes, earthquakes, tornadoes, hail, severe winter weather and fires and may include terrorist events. We cannot predict how severe a particular catastrophe will be before it occurs. The extent of losses from catastrophes is a function of the total amount of losses incurred, the number of insureds affected, the frequency and severity of the events and the effectiveness of our catastrophe reinsurance coverage. Most catastrophes occur over a small geographic area; however, some catastrophes may produce significant damage in large, heavily populated areas.

Our results may be affected because actual insured losses differ from our loss reserves. Significant periods of time often elapse between the occurrence of an insured loss, the reporting of the loss to us and our payment of that loss. To recognize liabilities for unpaid losses, we establish reserves on our balance sheet. These reserves represent estimates of amounts needed to pay reported and unreported losses and the related loss adjustment expenses. The process of estimating loss reserves is a difficult and complex exercise involving many variables and subjective judgments. As part of the reserving process, we review historical data and consider the impact of such factors as:

•	trends in claim frequency and severity,

•	changes in operations,

•	emerging economic and social trends,

•	uncertainties relating to asbestos and environmental exposures,

•	inflation, and

•	changes in the regulatory and litigation environments.

This process assumes that past experience, adjusted for the effects of current developments and anticipated trends, is an appropriate basis for predicting future events. There is no precise method, however, for evaluating the impact of any specific factor on the adequacy of reserves, and actual results will differ from original estimates. As part of the reserving process, we regularly review our loss reserves and make adjustments as necessary. Future increases in reserves could result in additional charges.

We are subject to regulation by insurance regulatory authorities that may affect our ability to implement our business objectives. Our insurance subsidiaries are subject to supervision and regulation by the insurance regulatory authorities in the various jurisdictions in which they conduct business. Regulation is intended for the benefit of policyholders rather than shareholders or holders of debt securities. Insurance regulatory authorities have broad regulatory, supervisory and administrative powers relating to solvency standards, licensing, policy rates and forms and the form and content of financial reports.

Our ability to make payments on debt or other obligations depends on the receipt of funds from our subsidiaries. We are a holding company, and substantially all of our operations are conducted through our subsidiaries. As a result, our cash flow and the ability to service our debt are dependent upon the earnings of our subsidiaries and on the distribution of earnings, loans or other payments by our subsidiaries to us. In addition, payment of dividends by our insurance subsidiaries may require prior regulatory notice or approval.

Competition in the property and casualty insurance industry could adversely affect our ability to grow or maintain premium volume. Among our competitive strengths have been our specialty product focus and our niche market strategy. These strengths also make us vulnerable in periods of intense competition to actions by other insurance companies who seek to write additional premiums without appropriate regard for ultimate profitability. During soft markets, it may be very difficult for us to grow or maintain premium volume levels without sacrificing underwriting profits.

SAFE HARBOR AND CAUTIONARY STATEMENTS

This prospectus and the documents incorporated by reference contain statements concerning or incorporating our expectations, assumptions, plans, objectives, future financial or operating performance and other statements that are not historical facts. These statements are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.

There are risks and uncertainties that may cause actual results to differ materially from predicted results in forward-looking statements. Factors that may cause actual results to differ are often presented with the forward-looking statements themselves. Additional factors that could cause actual results to differ from those predicted are set forth under Risk Factors or are included in the items listed below:

•

our anticipated premium volume is based on current knowledge and assumes no significant man-made or natural catastrophes, no significant changes in products or personnel and no adverse changes in market conditions;

•

loss estimates related to the 2005 hurricanes (Hurricanes Katrina, Rita and Wilma) are based on currently available information related to covered exposures and assumptions about how coverage applies. As actual losses are reported, claims are adjusted, coverage issues are resolved, and specific reinsurers are associated with losses, losses for the 2005 hurricanes may change significantly;

•	we are legally required in certain instances to offer terrorism insurance and have attempted to manage our exposure; however, if there is a covered terrorist attack, we could sustain material losses;

•

the impact of the events of September 11, 2001 will depend on the number of insureds and reinsureds affected by the events, the amount and timing of losses incurred and reported and questions of how coverage applies, all of which are still being resolved;

•	the frequency and severity of catastrophic events is unpredictable and may be exacerbated if, as many forecast, conditions in the ocean and atmosphere result in increased hurricane activity;

•

changing legal and social trends and inherent uncertainties (including but not limited to those uncertainties associated with our asbestos and environmental reserves) in the loss estimation process can adversely impact the adequacy of loss reserves and the allowance for reinsurance recoverables;

•	adverse developments in insurance coverage litigation could result in material increases in our estimates of loss reserves;

•	the costs and availability of reinsurance may impact our ability to write certain lines of business;

•	industry and economic conditions can affect the ability and/or willingness of reinsurers to pay balances due;

•	after the commutation of ceded reinsurance contracts, any subsequent adverse development in the re-assumed loss reserves will result in a charge to earnings;

•	regulatory actions can impede our ability to charge adequate rates and efficiently allocate capital;

•

economic conditions, volatility in interest and foreign exchange rates and concentration of investments can have a significant impact on the market value of fixed maturity and equity investments as well as the carrying value of other assets and liabilities;

•	loss of services of any executive officers could impact our operations; and

•	changes in our assigned financial strength or debt ratings could impact our ability to attract and retain business.

Our premium volume and underwriting and investment results have been and will continue to be potentially materially affected by these factors. By making forward-looking statements, we do not intend to become obligated to publicly update or revise any such statements whether as a result of new information, future events or other changes. You should not place undue reliance on any forward-looking statements, which speak only as at their dates.

USE OF PROCEEDS

We will not receive any of the proceeds from the sale of the shares by selling shareholders. All proceeds from the sale of shares by selling shareholders will be for the accounts of such selling shareholders.

SELLING SHAREHOLDERS

This prospectus relates to the possible resale by the selling shareholders of common shares that we issued to them on April 2, 2007 under agreements dated March 30, 2007 providing for the acquisition by Markel of Black/White & Associates Insurance Brokers from Black/White Group and Euclid G. H. Black. We are filing the registration statement of which this prospectus is a part under a registration rights agreement between Markel and the selling shareholders.

The selling shareholders may from time to time offer and sell under this prospectus any or all of the shares that the selling shareholders acquired under the agreements.

The following table presents information regarding the selling shareholders and the shares that each selling shareholder may offer and sell from time to time under this prospectus. This table is prepared based on information supplied to us by the selling shareholders and reflects holdings as of May 1, 2007. As used in this prospectus, the term “selling shareholder” includes those selling shareholders identified below and any donees, pledges, transferees or other successors in interest selling shares received after the date of this prospectus from a selling shareholder as a gift, pledge, or other non-sale related transfer. The number of shares in the column “Number of Shares Being Offered” represents all of the shares that a selling shareholder may offer under this prospectus. The column “Common shares Beneficially Owned After Offering” assumes that the selling shareholders sell all of the shares offered under this prospectus. However, because the selling shareholders may offer from time to time all, some or none of their shares under this prospectus, or in another permitted manner, no assurances can be given as to the actual number of shares that will be sold by the selling shareholders or that will be held by the selling shareholders after completion of the sales. In addition, we do not know how long the selling shareholders will hold their shares before selling them. No selling shareholder has had, within the past three years, any position, office, or material relationship with us or any of our predecessors or affiliates, except that Black/White Group and Euclid G. H. Black are providing transition and consulting services to us in connection with our acquisition of Black/White & Associates Insurance Brokers.

Beneficial ownership is determined in accordance with Rule 13d-3(d) under the Securities Exchange Act of 1934, as amended (the Exchange Act). The percentage of shares beneficially owned before the offering is based on 9,956,555 shares of our common stock actually outstanding as of May 1, 2007.

	Common shares Beneficially Owned Before Offering		Number of Shares	Common shares Beneficially Owned After Offering
Security Holder	Number	Percent	Being Offered	Number	Percent
Black/White Group	4,764	*	4,764	0	*
Euclid G. H. Black	7,026	*	7,026	0	*

*	Less than 1%.

DESCRIPTION OF CAPITAL STOCK

Our authorized capital consists of 50,000,000 common shares, no par value, and 10,000,000 preferred shares, no par value.

Common Shares

Each holder of our common shares is entitled to one vote for each share held of record on each matter submitted to a vote of shareholders. Cumulative voting in the election of directors is not permitted. As a result, the holders of more than 50% of the outstanding shares have the power to elect all directors. The quorum required at a shareholders’ meeting for consideration of any matter is a majority of the shares entitled to vote on that matter, represented in person or by proxy. If a quorum is present, the affirmative vote of a majority of the shares voting on the matter at the meeting is required for shareholder approval. However, approval is required by the affirmative vote of more than two-thirds of all shares entitled to vote, whether or not represented at the meeting, in the case of major corporate actions, such as:

•	A merger,

•	A share exchange,

•	the dissolution of Markel,

•	an amendment to our articles of incorporation, or

•	the sale of all or substantially all of our assets.

These provisions, together with our ability to issue preferred shares with disproportionately high voting power could be used in, or have the effect of, preventing or deterring a party from gaining control of Markel, whether or not beneficial to public shareholders, and could discourage tactics that involve an actual or threatened change of control of Markel.

Subject to the rights of any holders of our preferred shares, the holders of common shares are entitled to receive dividends when, as, and if declared by the board of directors out of funds legally available for that purpose and, in the event of liquidation, dissolution or winding up of Markel, to share ratably in all assets remaining after the payment of liabilities. There are no preemptive or other subscription rights, conversion rights, or redemption or sinking fund provisions with respect to common shares. All common shares outstanding upon the consummation of any offering will be legally issued, fully paid and nonassessable.

Our transfer agent and registrar for common shares is American Stock Transfer & Trust Company.

Voting Rights with Respect to Extraordinary Corporate Transactions

Under Virginia law, a corporation may sell, lease, exchange or otherwise dispose of all, or substantially all, of its property, other than in the usual and regular course of business, if the proposed transaction is approved by more than two-thirds of all of the votes entitled to be cast on that matter. A merger or share exchange plan must be approved by each voting group entitled to vote separately on the plan by more than two-thirds of all the votes entitled to be cast on the plan by that voting group. The articles of incorporation may provide for a greater or lesser vote, but not less than a majority of all the votes cast on the transaction by each voting group entitled to vote on the transaction. Our articles of incorporation do not provide for a greater or lesser vote.

Anti-takeover Statutes

Virginia law, except as to companies that elect not to be covered, prohibits the following business combinations between a Virginia corporation and any “interested shareholder:”

•	mergers and statutory share exchanges;

•	material dispositions of corporate assets not in the ordinary course of business;

•	any dissolution of the corporation proposed by or on behalf of an interested shareholder; or

•

any reclassification, including a reverse stock split, recapitalization or merger of the corporation with its subsidiaries that increases the percentage of voting shares beneficially owned by an interested shareholder by more than 5%.

An interested shareholder of a corporation is, among others, a person who is, or an affiliate or associate of the corporation who was within three years of the transaction, a beneficial owner of more than 10% of any class of the outstanding voting shares of the corporation. In these cases, unless the affiliated transaction satisfies “fair price” criteria or comes within an applicable exemption, the affiliated transaction must be approved by the affirmative vote of a majority of the disinterested directors and by the affirmative vote of the holders of two-thirds of the voting shares other than shares beneficially owned by the interested shareholder. We have not made any election in our articles of incorporation not to be covered by this provision of the Virginia law.

Under Virginia law, voting rights for “control shares” must be approved by a corporation’s shareholders, not including the shares held by interested parties. “Control shares” are shares whose acquisition entitles the acquiror to between 1/5 and 1/3, between 1/3 and 1/2, or greater than 1/2 of a corporation’s voting power. If a shareholder has acquired control shares with a majority of all voting power and these shares have been given voting rights, all other shareholders have dissenters’ rights. Virginia law exempts from these provisions acquisitions where the corporation is a party to the governing agreement. We have not made any election not to be governed by these provisions of Virginia law. Our board of directors can elect not to be governed by these provisions at any time before four days after receipt of a control share acquisition notice.

Insurance Holding Company Regulations on Change of Control

We are regulated as an insurance holding company and are subject to state and foreign laws that restrict the ability of any person to obtain control of an insurance holding company without prior regulatory approval. Without this approval or an exemption, no person may acquire any voting security of an insurance holding company which controls an insurance subsidiary, or merge with the holding company. “Control” is generally defined as the direct or indirect power to direct or cause the direction of the management and policies of a person and is usually presumed to exist if a person directly or indirectly owns or controls 10% or more of the voting securities of another person.

Preferred Shares

Our preferred shares are issuable in one or more series from time to time at the direction of the board of directors. The board of directors is authorized, with respect to each series, to fix its:

•	designation,

•	relative rights, including voting, dividend, conversion, sinking fund and redemption rights,

•	preferences, including with respect to dividends and on liquidation, and

•	limitations.

The board of directors, without shareholder approval, can issue preferred shares with voting and conversion rights that could adversely affect the voting power of the holders of common shares. This right of issuance could be used as a method of preventing a party from gaining control of us. All preferred shares outstanding upon the consummation of any offering will be legally issued, fully paid and nonassessable.

PLAN OF DISTRIBUTION

We are registering 11,790 common shares under this prospectus on behalf of the selling shareholders. To our knowledge, the selling shareholders have not entered into any agreement, arrangement or understanding with any particular broker or market maker with respect to the common shares offered hereby, nor do we know the identity of the brokers or market makers that will participate in the sale of the shares.

The selling shareholders may decide not to sell all the shares. The selling shareholders may from time to time offer some or all of the common shares through brokers, dealers or agents who may receive compensation in the form of discounts, concessions or commissions from the selling shareholders and/or the purchasers of the common shares for whom they may act as agent. In effecting sales, broker-dealers that are engaged by the selling shareholders may arrange for other broker-dealers to participate. The selling shareholders may be deemed to be “underwriters” within the meaning of the Securities Act of 1933, as amended (the Securities Act). Any brokers, dealers or agents who participate in the distribution of the common shares may also be deemed to be “underwriters,” and any profits on the sale of the common shares by them and any discounts, commissions, or concessions received by them may be deemed to be underwriting discounts and commissions under the Securities Act. To the extent the selling shareholders may be deemed to be underwriters, the selling shareholders will be subject to the prospectus delivery requirements of the Securities Act and may be subject to certain statutory liabilities under Sections 11, 12 and 17 of the Securities Act and Rule 10b-5 under the Exchange Act.

The selling shareholders will act independently of us in making decisions with respect to the timing, manner and size of each sale. Sales may be made at then prevailing market prices, at prices related to prevailing market prices or at negotiated prices, through one or more of the following methods:

•	a block trade in which the broker or dealer will attempt to sell the common shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker or dealer as principal and resale by the broker or dealer for its account under this prospectus;

•	ordinary brokerage transactions and transactions in which the broker solicits purchasers;

•	privately negotiated transactions;

•	a combination of such methods of sale; and

•	any other method permitted under applicable law.

In connection with sales of the common shares or otherwise, the selling shareholders may enter into hedging transactions with broker-dealers, which may in turn engage in short sales of the common shares in the course of hedging in positions they assume. The selling shareholders may also sell common shares short and deliver common shares covered by this prospectus to close out short positions and to return borrowed shares in connection with such short sales. The selling shareholders may also loan or pledge common shares to broker-dealers that in turn may sell the shares.

Any shares covered by this prospectus which qualify for sale under Rule 144 of the Securities Act may be sold under Rule 144 rather than under this prospectus. In addition, the selling shareholders may transfer the shares by other means not described in this prospectus.

Any broker-dealer participating as agent in such transactions may receive commissions from the selling shareholders (and, if they act as agent for the purchaser of the shares, from the purchaser). Broker-dealers may agree with the selling shareholders to sell a specified number of shares at a stipulated price per share, and, to the extent such a broker-dealer is unable to do so acting as agent for the selling shareholders, to purchase as principal any unsold shares at the price required to fulfill the broker-dealer commitment to the selling shareholders. Broker-dealers who acquire shares as principal may resell the shares from time to time through any of the methods described above or otherwise at market prices prevailing at the time of sale or at negotiated prices, and in connection with such resales may pay to or receive from the purchasers of the shares commissions computed as described above. To the extent required under the Securities Act, an amendment to this prospectus or a prospectus supplement will be filed, disclosing:

•	the name of any such broker-dealers;

•	the number of shares involved;

•	the price at which such shares are to be sold;

•	the commission paid or discounts or concessions allowed to the broker-dealers, where applicable;

•	that such broker-dealers did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus, as supplemented; and

•	other facts material to the transaction.

Under the securities laws of some states, the common shares may be sold in such states only through registered or licensed brokers or dealers.

We have entered into a registration rights agreement with the selling shareholders. Under the registration rights agreement, the selling shareholders, on the one hand, and Markel, on the other hand, will indemnify each other, to the extent permitted by law, against specific liabilities in connection with the offer and sale of the common shares, including liabilities under the Securities Act. We will pay all of our expenses and specified expenses incurred by the selling shareholders incidental to the registration, offering and sale of the common shares, but the selling shareholders will be responsible for their own counsel fees and for payment of commissions, concessions, fees and discounts of underwriters, broker-dealers and agents.

ABOUT THIS PROSPECTUS

This prospectus and any accompanying prospectus supplement or other offering materials do not contain all of the information included in the registration statement as permitted by the rules and regulations of the SEC. For further information, we refer you to the registration statement on Form S-3, including its exhibits. We are subject to the informational requirements of the Exchange Act and, therefore, file reports and other information with the SEC. Our file number with the SEC is 001-15811. You should read both this prospectus and any prospectus supplement or other offering materials, together with the additional information described under the heading “Where You Can Find More Information About Markel.” Statements contained in this prospectus and any accompanying prospectus supplement or other offering materials about the provisions or contents of any agreement or other document are only summaries. If SEC rules require that any agreement or document be filed as an exhibit to the registration statement, you should refer to that agreement or document for its complete contents. You should not assume that the information in this prospectus, any prospectus supplement or any other offering materials is accurate as of any date other than the date on the front of each document.

WHERE YOU CAN FIND MORE INFORMATION ABOUT MARKEL

We are subject to the informational reporting requirements of the Exchange Act, which requires us to file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any document that we file at the Public Reference Room of the SEC at 100 F Street, N.E., Washington, D.C. 20549. Information on the operation of the Public Reference Room may be obtained by calling the SEC at 1-800-SEC-0330. You may also inspect our filings over the Internet at the SEC’s home page at http://www.sec.gov.

Our common shares are listed on the New York Stock Exchange under the symbol “MKL.” Our reports, proxy statements and other information may also be read and copied at the New York Stock Exchange at 20 Broad Street, New York, NY 10005.

INCORPORATION OF INFORMATION WE FILE WITH THE SEC

The SEC allows us to “incorporate by reference” the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and later information that we file with the SEC will automatically update and supersede this information and the information in the prospectus. We incorporate by reference the documents listed below:

•	Our Annual Report on Form 10-K for the year ended December 31, 2006;

•	Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2007;

•	Our Current Report on Form 8-K filed February 28, 2007;

•	The description of our capital stock contained in our Form 8-A filed on April 7, 2000 under Section 12(b) of the Exchange Act; and

•	all documents filed by us under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act on or after the date of this prospectus and before the termination of this offering.

You may request a copy of these filings at no cost, by writing or telephoning the office of Investor Relations, Markel Corporation, 4521 Highwoods Parkway, Glen Allen, Virginia 23060, telephone: (804) 747-0136, or e-mail Bruce Kay, Vice President of Investor Relations at bkay@markelcorp.com.

LEGAL MATTERS

D. Michael Jones, General Counsel of Markel, has given an opinion as to the validity of the common shares. Mr. Jones is an employee of Markel, receives a salary from Markel and participates in employee compensation and benefit plans offered to Markel employees.

EXPERTS

The consolidated financial statements of Markel Corporation and subsidiaries as of December 31, 2006 and 2005, and for each of the years in the three-year period ended December 31, 2006, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2006 have been incorporated by reference herein and in the registration statement in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

The report on the consolidated financial statements of Markel Corporation and subsidiaries dated February 22, 2007 refers to a change in accounting for defined benefit pension and other post-retirement plans as of December 31, 2006.

Part II

Information Not Required In The Prospectus

Item 14.	Other Expenses Of Issuance And Distribution.

The following table sets forth the estimated expenses to be incurred in connection with the issuance and distribution of the securities being registered to be paid by the registrant. It does not include underwriting discounts and commissions.

Registration fee to the Securities and Exchange Commission	$167
Printing and miscellaneous expenses	$1,000
Accounting fees and expenses	$7,000
Legal fees and expenses	$2,500
New York Stock Exchange Listing Fees	$5,000

Total	$15,667

Item 15.	Indemnification Of Directors And Officers.

Virginia law provides that, unless limited by its articles of incorporation, a corporation must indemnify a director or officer who entirely prevails in the defense of any proceeding to which he was a party because he is or was a director or officer of the corporation against reasonable expenses incurred by him in connection with the proceeding.

Virginia law permits a corporation to indemnify, after a determination has been made that indemnification of the director is permissible in the circumstances because he has met the following standard of conduct, an individual made a party to a proceeding because he is or was a director against liability incurred in the proceeding if:

•	he conducted himself in good faith;

•

he believed in the case of conduct in his official capacity with the corporation, that his conduct was in its best interests and in all other cases that his conduct was at least not opposed to its best interests; and

•	in the case of any criminal proceeding, he had no reasonable cause to believe his conduct was unlawful.

A Virginia corporation, however, may not indemnify a director in connection with a proceeding by or in the right of the corporation in which the director was adjudged liable to the corporation or in connection with any other proceeding charging improper personal benefit to him, whether or not involving action in his official capacity, in which he was adjudged liable on the basis that personal benefit was improperly received by him.

In addition, Virginia law permits a corporation to make any further indemnity, including indemnity with respect to a proceeding by or in the right of the corporation, and to make additional provision for advances and reimbursement of expenses, to any director or officer that may be authorized by the article of incorporation or any bylaw made by the shareholders or any resolution adopted by the shareholders, except an indemnity against his willful misconduct or a knowing violation of the criminal law.

Our articles of incorporation provide mandatory indemnification of officers and directors to the full extent permitted by Virginia law and for permissive indemnification of employees and agents to the same extent.

We maintain directors’ and officers’ liability insurance which may provide indemnification, including indemnification against liabilities under the Securities Act of 1933, to our officers and directors in certain circumstances.

Limitations on Director Liability

Virginia law provides that a director is not liable to the corporation, its shareholders, or any person asserting rights on behalf of the corporation or its shareholders for liabilities arising from a breach of, or failure to perform, any duty resulting solely from his status as director, unless the person asserting liability proves that the breach or failure to perform was in violation of the director’s duty to discharge his duties as a director, including his duties as a member of a committee, in accordance with his good faith business judgment of the best interests of the corporation, provided, that the director, unless he has knowledge or information concerning the matter in question that makes reliance unwarranted, is entitled to rely on information, opinions, reports or statements, including financial statements and other financial data, if prepared or presented by:

•	one or more officers or employees of the corporation whom the director believes, in good faith, to be reliable and competent in the matters presented;

•	legal counsel, public accountants, or other persons as to matters the director believes, in good faith, are within the person’s professional or expert competence; or

•	a committee of the board of directors of which he is not a member if the director believes, in good faith, that the committee merits confidence.

In addition, Virginia law provides that in any proceeding brought by or in the right of a corporation or brought by or on behalf of shareholders of the corporation, the damages assessed against an officer or director arising out of a single transaction, occurrence or course of conduct shall not exceed the lesser of:

•	the monetary amount, including the elimination of liability, specified in the articles of incorporation or, if approved by the shareholders, in the bylaws; or

•

the greater of $100,000 or the amount of cash compensation received by the officer or director from the corporation during the twelve months immediately preceding the act or omission for which liability was imposed.

Our articles of incorporation provide for the elimination of liability of officers and directors in every instance permitted under Virginia law. The liability of an officer or director is not limited if the officer or director engaged in willful misconduct or a knowing violation of the criminal law or of any federal or state securities law, including any claim of unlawful insider trading or manipulation of the market for any security.

Item 16.	Exhibits.

Exhibit Number	Description

3.1	Amended and Restated Articles of Incorporation of Markel Corporation (incorporated by reference to Exhibit 3(i) of the Company’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2000).

3.2	Bylaws of Markel Corporation (incorporated by reference to Exhibit 4.2 of the Company’s Registration Statement on Form S-8 dated August 5, 2003 (Registration No. 333-107661)).

4.1	Registration Rights Agreement dated as of March 30, 2007 among Markel Corporation and the Selling Shareholders, filed herewith.

5.1	Opinion of D. Michael Jones, counsel to the Issuer with respect to the Offered Securities, filed herewith.

23.1	Consent of KPMG LLP, filed herewith.

23.2	Consent of D. Michael Jones (contained in Exhibit 5.1).

24.1	Powers of Attorney from officers and directors, filed herewith.

Item 17.	Undertakings.

The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)	That for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(A)	Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale before such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was a part of the registration statement or made in any such document immediately before such effective date.

(5)	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

In a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6)	That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Markel Corporation certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the County of Henrico, State of Virginia, on May 4, 2007.

MARKEL CORPORATION

By:	/S/ RICHARD R. WHITT, III
Richard R. Whitt, III
Title:	Senior Vice President and Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on May 4, 2007.

Signature	Title

/S/ ALAN I. KIRSHNER* Alan I. Kirshner	Director, Chairman and Chief Executive Officer (Principal Executive Officer)

/S/ ANTHONY F. MARKEL* Anthony F. Markel	President, Director

/S/ STEVEN A. MARKEL* Steven A. Markel	Vice-Chairman, Director

/S/ RICHARD R. WHITT, III Richard R. Whitt, III	Senior Vice President and Chief Financial Officer (Principal Financial Officer, Principal Accounting Officer)

/S/ J. ALFRED BROADDUS* J. Alfred Broaddus	Director

/S/ DOUGLAS C. EBY* Douglas C. Eby	Director

/S/ LESLIE A. GRANDIS* Leslie A. Grandis	Director

/S/ STEWART M. KASEN* Stewart M. Kasen	Director

/S/ LEMUEL E. LEWIS* Lemuel E. Lewis	Director

/S/ JAY M. WEINBERG* Jay M. Weinberg	Director

*By:	/S/ D. MICHAEL JONES
D. Michael Jones
Attorney-in-fact

EXHIBIT INDEX

Exhibit Number	Description

3.1	Amended and Restated Articles of Incorporation of Markel Corporation (incorporated by reference to Exhibit 3(i) of the Company’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2000).

3.2	Bylaws of Markel Corporation (incorporated by reference to Exhibit 4.2 of the Company’s Registration Statement on Form S-8 dated August 5, 2003 (Registration No. 333-107661)).

4.1	Registration Rights Agreement dated as of March 30, 2007 among Markel Corporation and the Selling Shareholders, filed herewith.

5.1	Opinion of D. Michael Jones, counsel to the Issuer with respect to the Offered Securities, filed herewith.

23.1	Consent of KPMG LLP, filed herewith.

23.2	Consent of D. Michael Jones (contained in Exhibit 5.1).

24.1	Powers of Attorney from officers and directors, filed herewith.